Exhibit 32

Certification pursuant to
18 U.S.C. Section 1350,
as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

Thomas R. Butkus, Chairman of the Board and Chief Executive Officer, Lyn G. Rupich, President and Pamela N. Favero, Chief Financial Officer of AJS Bancorp, Inc. (the “Company”) each certify in their capacity as officers of the Company that they have reviewed the annual report of the Company on Form 10-K for the fiscal year ended December 31, 2006 and that to the best of their knowledge:

1.	the report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

2.	the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Company.

The purpose of this statement is solely to comply with Title 18, Chapter 63, Section 1350 of the United States Code, as amended by Section 906 of the Sarbanes-Oxley Act of 2003.

March 22, 2007	/s/ Thomas R. Butkus
Date	Chairman of the Board and Chief
Executive Officer

March 22, 2007	/s/ Lyn G. Rupich
Date	President and Chief Operating Officer

March 22, 2007	/s/ Pamela N. Favero
Date	Chief Financial Officer